Exhibit 5.1

_______________, 2007

Board of Directors

Bradford Bancorp, Inc.

6910 York Road

Baltimore, Maryland  21212

Gentlemen:

We have acted as special counsel to Bradford Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) initially filed on June ___, 2007 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of (i) up to ____________ shares (the “Offering Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) in a subscription offering, a community offering and a syndicated community offering (the “Offerings”) pursuant to the Plan of Conversion, as amended (the “Plan of Conversion”), originally adopted by Bradford Bank MHC, Bradford Mid-Tier Company, Bradford Bank and the Company on March 16, 2007; (ii) 275,000 shares (the “Foundation Shares”) of Common Stock to the Bradford Bank Foundation, a privately-owned charitable foundation to be formed in connection with the transaction; and (iii) up to ____________ shares (the “Merger Shares”) of Common Stock to the stockholders of Patapsco Bancorp, Inc., a Maryland corporation, under the Agreement and Plan of Merger, dated as of March 19, 2007 (the “Merger Agreement”), pursuant to which Patapsco Bancorp will be merged with and into the Company (the “Merger”).  Capitalized terms used herein have the meanings given them in the Plan of Conversion unless otherwise defined herein.

In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of:  (i) the Company’s Articles of Incorporation filed with the Maryland Department of Assessments and Taxation on March 13, 2007; (ii) the Company’s Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Conversion; (vi) the Merger Agreement; (vii) the trust agreement for Bradford Bank’s employee stock ownership plan (the “ESOP”) and the form of loan agreement between the Company and the ESOP; and (viii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock.  We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

Board of Directors

Bradford Bancorp, Inc.

June __, 2007

In our examination, we have relied on the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies.  In addition, we have relied on the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein.  In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Maryland.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, the Registration Statement, s finally amended, will have become effective under the Act, and that the Merger will have become effective.

Based upon and subject to the foregoing, it is our opinion that:

(1)                                  the Offering Shares, when issued and sold in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable;

(2)                                  the Foundation Shares, when issued and contributed to the Bradford Bank Foundation in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable; and

(3)                                  the Merger Shares, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to Bradford Bank MHC’s Application on Form AC to be filed with the Office of Thrift Supervision (the “OTS Application”), and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the OTS Application.  In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MULDOON MURPHY & AGUGGIA LLP